Exhibit (10)(iii)(A)(9.2)

Amendment No. 2 to Employment Agreement
Between
Cincinnati Bell Inc. and Michael W. Callaghan

     The Employment Agreement between Cincinnati Bell Inc., an Ohio corporation (the “Employer”) and Michael W. Callaghan (the “Employee”) with an Effective Date of December 4, 2001, as amended on February 3, 2003, (the “Employment Agreement”), is hereby further amended as of October 22, 2003.

1.	The second sentence of Section 13.D of the Employment Agreement, as amended on February 3, 2003, is further amended to read as follows:

Employee may terminate this Agreement by written notice to Employer at any time within the period between December 15, 2004 and December 31, 2004.

     All other terms and conditions of the Employment Agreement not specifically amended herein shall remain in full force and effect as previously agreed upon by the parties.

CINCINNATI BELL INC	MICHAEL W. CALLAGHAN

/s/ John F. Cassidy	/s/ Michael W. Callaghan